BUSINESS LOAN AGREEMENT

Summit

COMMUNITY BANK

310 North Main Street Moorefield, WV 26836

Phone number: (877) 776-9722

. AGREEMENT DATE .	LOAN NUMBER	AGREEMENT/ACCOUNT NUMBER
September 30, 2022	****577	****577

BORROWER INFORMATION

WAVEDANCER INC 11240 WAPLES MILL RD STE 201

FAIRFAX, VA 22030

TELLENGER INC

2275 RESEARCH BLVD

ROCKVILLE, MD 20850

Type of Business Entity: Corporation

State of Organization/Formation: Delaware

Type of Business Entity: Corporation

State of Organization/Formation: Maryland

AGREEMENT. This Business Loan Agreement will be referred to in this document as the 11Agreement.11 This Agreement is made by SUMMIT COMMUNITY BANK, INC (Lender), WAVEDANCER INC and TELLENGER INC (Borrower). The consideration is the promises, representations, and warranties made in this Agreement and the Related Documents,

DEFINITIONS, These definitions are used in this Agreement.

"Collateral” means the Property that any Party to this Agreement or the Related Documents may pledge, mortgage, or give Lender a security interest in, regardless of where the Property is located mid regardless of when it was or will be acquired, together with all replacements, substitutions, proceeds, and products of the Property.

"Events of Default" means any of the events described in the
"
Events of Default"

section of this Agreement.

11Financial Statements" mean the balance sheets, earnings statements, and other financial information that any Party has, is, or will be giving to Lender.

"Indebtedness" means the Loan and all other loans and indebtedness of Bol'1'ower to Lender, including but not limited to Lender's payments of insurance or taxes, all amounts Lender pays to protect its interest in the Collateral, overdrafts in deposit accounts with

Lender, and all other indebtedness, obligations, and liabilities of Borrower to Lender, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

"Loan" means any loan or loans described in the "Identification of Loan" section of this Agreement.

"Parties" means any Borrower signing this Agreement.

"Party" means any Borrowcr signing this Agreement.

"Property” means the Parties' assets, regardless of what kind of assets they are.

"Related Documents" means all documents, promissory notes, security agreements, leases, mortgages, construction loan agreements, assignments of leases and rents, guaranties, pledges, and all other documents or agreements executed in connection with this Agreement as such documents may be modified, amended, substituted, or renewed from time to time. The term includes both documents existing at the time of execution of this Agreement and documents executed after the date of this Agreement.

"Company Net Worth" means Company Net Worth

IDENTIFICATION OF LOAN. The following loan and all other indebtedness1 obligations, and liabilities of Borrower to Lender, due or to become due, now existing or hereafter arising, as well as any and all amendments, modifications1 extensions, and renewals thereof are subject to this Agreement:

•	Loan Number ****577 with a principal amount of $1,000,000.00

BORROWER’S REPRESENTATIONS AND WARRANTIES. The statements made in this section will continue and remain in effect until all of the Indebtedness is fully paid to Lender. Each Borrower represents and warrants to Lender the following:

Borrower's Existence and Authority. Each Borrower is duly formed and in good standing under all laws governing the borrower and the Borrower's business, and each Borrower executing this Agreement has the power and authority execute this Agreement and the Related Documents and to bind that Borrower to the obligation created in this Agreement and the Related Documents.

Financial Information and Filing. All Financial Statements provided to Lender have been prepared and will continue lo be prepared in accordance with generally accepted accounting principles, consistently applied, and fully and fairly present the financial condition of each Borrower, and there has been no material adverse change in Borrower1s business, Property, or condition, either financial or otherwise, since the date of Borrower1s latest Financial Statements. Each Borrower has filed all federal, state, and local tax returns and other reports and filings required by law to be filed before the dale of this Agreement and has paid all taxes, assessments, and other charges that are due and payable prior lo the date of this Agreement. Each Borrower has made reasonable provision for these types of payments that arc accrued but not yet payable. The Borrower does not know of any deficiency or additional assessment not disclosed in the Borrower's books and records.

All financial statements or records submitted to Lender via electronic means, including, but not limited to, facsimile, open internet communications or other telephonic or electronic methods, including, but not limited to, documents in Tagged Image Format Files ("TIFF") and Portable Document Format (11PDF11) shall be treated as originals, and will be fully binding with full legal force and effect. Parties waive any right they may have to object to such treatment. Lender may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the Party submitting such records,

Title and Encumbrances. Borrower has good title to all of the Borrower1s assets. All encumbrances on any part of the Property were disclosed to Lender in writing prior to the date of this Agreement.

Compliance with General Law. Each Bon-ower is in compliance with and will conduct its business and use its assets in compliance with all laws, regulations, ordinances, directives, and orders of any level of governmental authority that has jurisdiction over the Borrower, the Borrower's business, or the Borrowers' assets.

Environmental Laws. Each Borrower is in compliance with all applicable laws and rules of federal, state) and local authorities affecting the environment, as all have been or are amended.

No Litigation/No Misrepresentations. There a.re no existing or pending suits or proceedings before any court, government agency, arbitration panel, administrative tribunal, or other body, or threatened against Borrower that may result in any material adverse change in the Borrower1s business, property) or financial condition, and all representations and warranties in this Agreement and the Related Documents are true and c01Tect and 110 material fact has been omitted.

COVENANTS. On the date of this Agreement and continuing until the Indebtedness is repaid and Borrower's obligations are fully performed, Borrower covenants as follows.

Notices of Claims and Litigation/Notice of Adverse Events. Borrower will promptly notify Lender in writing of all threatened and actual litigation, governmental proceeding, default, and eve1y other occurrence that may have a material adverse effect on Borrower1s business, financial condition, or the Property.

Monthly Borrowing Base, If Borrower request advance from the loan or carries an outstanding balance, then the following will be required on a monthly basis: Borrower shall provide Bank with a Borrowing Base Certificate, in form and substance acceptable to Bank in its sole discretion, along with supporting data as shall be required by Bank in its sole discretion. Borrower shall be permitted to advance on the following basis) the definitions of which shall be further defined in the Loan documents: (a) 90% on eligible billed accounts receivable due from prime government contracts aged 90 days or less (from the date of original invoice); (b) 80% on eligible billed accounts receivable due from approved commercial contracts and subcontracts aged 90 days or less (from the date of original invoice); (c) Borrowers eligible accounts receivable will be subject to the 50/50 Rule, whereby in the instance when 50% or more ofa client account is ineligible, then a11 accounts from that client (or contract) are deemed to be ineligible; it being understood and agreed that such calculation shall be made on a customer/client basis for all commercial contracts, and on a contract basis for government contracts Other Reporting. Other customaty data (such as contract backlogs, projections, etc.) as may be reasonably requested from the Bank from time to time in the form acceptable to the Lender.

Company Net Worth. Wavedancer Inc: Shall maintain a minimum Company Net Worth of $1,000,000.00, tested annually as of December 31, 2022.

Other Information. From the date hereof until the Indebtedness is fully repaid and all of Debtors' obligations are fully performed and satisfied, the Parties cited below agree, unless otherwise consented to in writing by the Lender, they will submit the following:

Wavedancer Inc - Compiled Tax Returns within 15 days after the end of each filing due date (as such date may be extended in accordance with properly granted extensions) each year.

Wavedancer Inc - Compiled Form 10-K within 15 days after the end of each calendar Year in form acceptable to Lender. Wavedancer Inc - Compiled Form 10-Q within 15 days after the end of each calendar Year in form acceptable to Lender. Wavedancer Inc - Compiled Covenant Compliance Certificate within 30 days after the end of each calendar Year in form acceptable to Lender.

EVENTS OF DEFAULT. The occurrence of any of the following events will be an Event of Default.

Noncompliance with Lender Agreements. Default by Borrower under any provision of this Agreement, the Related Documents, or any other agreement with Lender.

False Statements. If a Party made or makes a false or misleading misrepresentation in this Agreement, in the Related Documents, in any supporting material submitted to Lender or to third parties providing reports to Lender) or in Financial Statements given or to be given to Lender.

Material Adverse Change. Any material adverse change in the Bon-ower1s business, financial condition) or the Prope1ty has occurred or is imminent; if the full performance of the obligations of any Party is materially impaired; or if the Collateral and its value or Lender1s rights with respect thereto are materially impaired in any way. The existence or reasonable likelihood of litigation, governmental proceeding, default, or other event that may materially and adversely affect a Patty's business, financial condition, or the Property,

Insolvency or Liquidation. A Party voluntarily suspends transaction of its business or does not generally pay debts as they mature. If a Party has or will make a general assignment for the benefit of creditors or will file, or have filed against it, any petition under federal bankruptcy law or under any other state or federal law providing for the relief of debtors if the resulting proceeding is not discharged within thirty days after filing. If a receiver, trustee, or custodian is or will be appointed for a Party.

Default on Unrelated Debt. If Borrower materially defaults under a provision of an agreement with a third party or if the indebtedness under such an agreement is accelerated.

Judgments or Attachments. If there is entered against a Party a judgment that materially affects the Borrower's business, financial condition, or the Property, or if a tax lien, levy, writ of attachment, garnishment, execution, or similar item is or will be issued against the Collateral or which materially affects Borrower’s business, financial condition, or the Property, and which remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for thirty days after it was issued,

Collateral Impairment. Lender has a good-faith belief that Lender's rights in the Collateral are or will soon be impaired or that the Collateral itself is or soon will be impaired.

Termination of Existence or Change in Control. If Borrower or Borrower’s business is sold or merged or if Borrower or Borrower1s business suspends business or ceases to exist.

Insecurity. If Lender has a good-faith belief that any Party is unable or will soon be unable to perform that Party’s duties under this Agreement or under the Related Documents.

Death. The death of an individual who is a Party, a partner in a partnership that is a Party, a member in a limited liability company that is a Party, an officer of a corporation that is a Party, or an individual of similar position in any other type of business organization that is a Party.

Change In Management. Any change in management or ownership of Borrower outside of the current shareholder group unacceptable to Bank

REMEDIES ON DEFAULT.

Remedies, No Waiver. The remedies provided for in this Agreement, the Related Documents, and by law are cumulative and not exclusive. Lender reserves the right to exercise some, all, or none of its rights and reserves the right to exercise any right at any time that Lender has the right, without regard to how much time has passed since the right arose. Lender may exercise its rights in its sole, absolute discretion.

Acceleration, Setoff. Upon an Event of Default, the Loan and the Indebtedness may, at Lender1s sole option, be declared immediately due and payable, Lender may apply the Parties1 bank accounts and any other property held by Lender against the Indebtedness.

ATTORNEYS' FEES AND OTHER COSTS, Borrower agrees to pay all of Lender1s costs and expenses incurred in connection with the enforcement of this Agreement, including without limitation, reasonable attorneys' fees, to the extent permitted by law.

EXPENSES. The Parties agree to pay all of Lender's reasonable expenses incidental to perfecting Lender1s security interests and liens, all insurance premiums, Uniform Commercial Code search fees, and all reasonable fees incurred by Lender for audits, inspection, and copying of the Parties1 books and records. The Parties also agree to pay all reasonable costs and expenses of Lender in connection with the enforcement of Lender1s rights and remedies under this Agreement, the Related Documents, and any other agreement between one or more Parties and Lender, and in connection with the preparation of all amendments, modifications, and waivers of consent with respect to this Agreement, including reasonable attorneys' fees.

GOVERNING LAW/PARTIAL ILLEGALITY. This Agreement and the Related Documents are and will be governed by, and the rights of the Parties will be determined by the laws of the state of Virginia except to the extent that federal law controls. If any part, term, or provision of this Agreement is determined to be illegal or in conflict with state or federal law, the validity of the remaining po1tion or provisions of this Agreement will not be affected, unless the stticken portion 01· provision adversely affects Lender's risk of realizing Lender's anticipated return, in which case Lender may, in its sole discretion, deem the Loan matured.

NOTICES. All notices required under this Agreement must be in writing and will be considered given: (i) on the day of personal delivery, or

(ii) one business day after deposit with a nationally recognized overnight courier service, or (iii) three business days after deposit with the United States Postal Service sent certified mail, return receipt requested. Any of these methods may be used to give notice. All notices must be sent to the party or parties entitled Lo notice at the addresses first set forth in this Agreement. Any Party may change its address for notice purposes on five days prior written notice to the other Pa1ties.

INTEGRATION AND AMENDIHENT. This Agreement and other written agreements among the Parties, including but not limited to the Related Documents, are the entire agreement of the Parties and will be interpreted as a group, one with the others. None of the Parties will be bound by anything not expressed in writing, and this Agreement cannot be modified except by a writing executed by those Parties burdened by the modification.

FURTHER ACTION. The Parties will, upon request of Lender, make, execute) acknowledge, and deliver to Lender the modified and additional instruments, documents, and agreements, and will take the further action that is reasonably required, to cany out the intent and purpose of this transaction.

CONTINUING EFFECT. Unless superseded by a later Business Loan Agreement, this Agreement will continue in full force and effect until all of the Parties1 obligations to Lender are fully satisfied and the Loan and Indebtedness are fully repaid.

HEADINGS. All headings in this Agreement are included for reference only and do not have any effect on the interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed by the Patties using any number of copies of the Agreement. All executed copies taken together will be treated as a single Agreement.

TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

TRANSFERS. Borrower may not assign or transfer its rights or obligations under this Agreement without Lender's prior written consent. Lender may transfer its interest in Lender1s sole discretion. Borrower waives all rights of offset and counterclaim Borrower has against Lender. The purchaser of a participation in the loan may enforce its interest regardless of any claims or defenses Borrower has against Lender.

JURISDICTION. The Parties agree to waive any objection to jurisdiction or venue on the ground that the Parties are not residents of Lender1s locality. The Parties authorize any action brought to enforce the Pmties1 obligations to be instituted and prosecuted in any state court having jurisdiction or in the United States District Court for the District that includes Lender1s location as set forth at the beginning of this Agreement. The Parties authorize Lender to elect the court at Lender's sole discretion.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement 01· the Related Documents.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the patties. There are no unwritten oral agreements between the parties.

ADDITIONAL PROVISIONS. Death and Change of Management shall not be deemed as an Event of Default as described above in the Business Loan Agreement.

By signing this Agreement, Borrower acknowledges reading, understanding and agreeing to all its provisions and receipt of a copy hereof.

WAVEDANCER, INC.

/S/GERALD JAMES BENOIT         9/30/2022                  /S/ TIMOTHY G. HANNON         9/30/2022

By:         GERALD JAMES BENOIT         Date         By:         TIMOTHY G. HANNON         Date

Its:         CEO                  Its:         CFO

TELLENGER, INC.

/S/ STANLEY A REESE         9/30/2022                  /S/ TIMOTHY G. HANNON         9/30/2022

By:         STANLEY A REESE         Date         By:         TIMOTHY G. HANNON         Date

Its:         PRESIDENT                  Its:         CFO

:t') 2004-2019 Compliance Systems, Inc. ae2ee2a9-2b44de6b 2019.271.0.4

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